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                                                                   EXHIBIT 21.


        SUBSIDIARIES OF THE REGISTRANT

The Corporation or one of its wholly-owned subsidiaries beneficially owns 100% of the outstanding capital stock and voting securities of the following corporations. The Corporation is indirectly the sole general partner of First Hawaiian Center Limited Partnership.



                                                                                STATE OR OTHER
                                                                               JURISDICTION OF
                      NAME                                                      INCORPORATION
                      ----                                                      -------------
First Hawaiian Bank                                                                 Hawaii
   First Hawaiian Overseas Corporation                                              Hawaii
   FIH International, Inc.                                                          Hawaii
   American Security Properties, Inc.                                               Hawaii
   Real Estate Delivery, Inc.                                                       Hawaii
   FH Center, Inc.                                                                  Hawaii
   FHB Mortgage Company, Inc.                                                       Hawaii
   FHB Properties, Inc.                                                             Hawaii
     First Hawaiian Center Limited Partnership                                      Hawaii
   First Hawaiian Dealer Center, Inc.                                               Hawaii
   OMP, Inc.                                                                        Hawaii
   2200 Main, Inc.                                                                  Hawaii

First Hawaiian Creditcorp, Inc.                                                     Hawaii

First Hawaiian Leasing, Inc.                                                        Hawaii
   FHL SPC One, Inc.                                                                Hawaii

FHI International, Inc.                                                             Hawaii

Pioneer Federal Savings Bank                                                       Federal
   Pioneer Advertising Agency, Inc.                                                 Hawaii



All subsidiaries were included in the consolidated financial statements of the Corporation.